EXHIBIT 4.4

                  AUTHORIZATION TO PARTICIPATE IN THE AUTOMATIC
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                   FOR STOCKHOLDERS OF LAKELAND BANCORP, INC.


To: First City Transfer Company
Plan Administrator


          This will confirm that I have received the Prospectus describing the Lakeland Bancorp, Inc. Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan").

          I wish to participate in the Plan and I hereby appoint you as my agent and authorize Lakeland Bancorp, Inc. ("Lakeland") to pay to you for my account all dividends payable to me on all shares of Lakeland's Common Stock that are now or hereafter registered in my name.

          I authorize you to apply all such dividends received by you and all optional cash payments which I transmit to you to the purchase of full and fractional shares of Lakeland Common Stock pursuant to the Plan.

          I understand that your appointment as my agent is subject to the terms and conditions of the Plan set forth in the Prospectus describing the Plan. I further understand that dividends will be invested on all shares held in my Plan account, subject to the termination provisions described in the Plan.

                               THIS IS NOT A PROXY
                 (Please sign on the reverse side of this card)

          If you desire to participate in the Lakeland Bancorp, Inc. Automatic Dividend Reinvestment and Stock Purchase Plan, please sign and return this card to:


                                          First City Transfer Company
                                          Dividend Reinvestment Plan
                                          P.O. Box 170
                                          Iselin, New Jersey 08830


                                          Dated: ___________, _____


                                          Please  mark,  sign,  date and  return
                                          using  the  enclosed envelope

                                          Account Number: ______________________


                                          ______________________________________
                                          Please print name/names


                                          ______________________________________
                                          Signature


                                          ______________________________________
                                          Signature if held jointly


                                          ______________________________________
                                          Social Security or Tax Identification
                                          Number


                 Please sign exactly as your name appears hereon
                               THIS IS NOT A PROXY